Exhibit 19.1 DANAHER CORPORATION INSIDER TRADING POLICY 1. BACKGROUND 1.1 Purpose. The U.S. federal securities laws prohibit all directors and employees of Danaher Corporation and its controlled subsidiaries (collectively, “Danaher” or the “Company”) from purchasing or selling Company securities on the basis of material non-public information concerning the Company, or from tipping material non-public information to others. These laws impose severe sanctions on individuals who violate them. In addition, the U.S. Securities and Exchange Commission (“SEC”) has the authority to impose large fines on the Company and on the Company’s directors, executive officers and controlling stockholders if the Company’s employees engage in insider trading and the Company has failed to take appropriate steps to prevent it (so-called “controlling person” liability). The purpose of this Insider Trading Policy (the “Policy”) is to help ensure that Danaher’s directors and employees comply with all applicable laws regarding securities trading. This Policy applies to (i) all directors and employees of Danaher, (ii) all family members of any Danaher director or employee who shares the same address as, or is financially dependent on, such director or employee and any other person (other than a tenant or employee) sharing such director’s or employee’s household (collectively, “Immediate Family Members”), and (iii) all entities as to which any of the persons referenced in clauses (i) and (ii) above exercises voting or investment control over Danaher securities, other than (x) the Company or (y) an entity that has implemented written policies or procedures designed to ensure that the applicable Danaher director, employee or Immediate Family Member cannot influence transactions in Danaher securities by such entity (the entities defined in this subsection (iii) are “Controlled Entities”). The persons and entities described in clauses (i) to (iii) above are referred to as the “Danaher Personnel.” While the provisions in Sections 2 and 3 of the Policy are not applicable to transactions by the Company itself, transactions by the Company will only be made in accordance with applicable U.S. federal securities laws, including those relating to insider trading. This Policy applies to all Danaher securities (e.g., common stock, bonds, stock options and other derivative securities), not just Danaher common stock, but does not apply to transactions in broad-based mutual funds.1 1.2 Definition of Material Non-Public Information. Information concerning Danaher is considered material if there is a substantial likelihood that a reasonable shareholder would consider the information important in making a decision to buy or sell Danaher securities.2 1 For purposes of this Policy, a transaction involving Danaher securities shall be deemed to occur at the time the person becomes irrevocably committed to it (for example, in the case of an open-market purchase or sale, this occurs when the trade is executed, not when it settles). For purposes of this Policy, transactions of Danaher securities may include, without limitation, (i) transactions in Danaher securities held in joint accounts or accounts of Controlled Entities, and (ii) transactions in Danaher securities as to which the Danaher Personnel acts as trustee, executor or custodian. 2 Examples of material information with respect to a given company may include, but are not limited to: (1) financial performance, particularly quarterly and year-end revenue and earnings, (2) company projections that differ significantly from external expectations, (3) business plans or strategies, (4) a significant change in management, (5) significant regulatory actions or developments, significant actual or potential litigation, or the resolution of the same, (6) a major contract award or cancellation of an existing, major contract, (7) introduction of a material new product, technology or service or material developments with respect to existing products, technologies and services, (8) the gain or loss of material customers or suppliers, (9) changes in critical accounting policies or practices, (10) extraordinary borrowings or liquidity problems, (11) a potential material merger, acquisition, divestiture, joint venture, or other transaction for which the company has entered into an agreement in principle or a letter of intent, (12) a planned offering or sale of the company's securities, (13) a material change in dividend policy, (14) the declaration of a stock split, (15) a significant

Danaher Corporation Insider Trading Policy 2 Information relating to Danaher is considered non-public for purposes of this Policy until one full business day after it has been widely disseminated to the public through a broadly disseminated press release and/or a report filed or furnished with the SEC. Material Non-Public Information refers to material information that is non-public. 2. REQUIREMENTS APPLICABLE TO ALL DANAHER PERSONNEL 2.1 Prohibited Activities. Except as provided in Section 2.2, no Danaher Personnel may: • purchase, sell or gift (which term, as used in this Policy, includes charitable donations) any securities of the Company while such Danaher Personnel is aware of any Material Non-Public Information or recommend to another person that they do so; • communicate, “tip” or disclose Material Non-Public Information to (i) persons within Danaher whose jobs do not require them to have such information, or (ii) persons outside Danaher unless such disclosure is made in accordance with Danaher policies concerning the use and disclosure of confidential information and in accordance with the job responsibilities of the Danaher Personnel who is disclosing such information; • purchase, sell or gift any securities of another company while such Danaher Personnel is aware of any material non-public information concerning such other company which such Danaher Personnel learned in the course of service as a Danaher director or employee (“Other Company MNPI”), or recommend to another person that they do so; or • communicate, “tip” or disclose Other Company MNPI to (i) persons within Danaher whose jobs do not require them to have such information, or (ii) persons outside Danaher unless such disclosure is made in accordance with Danaher policies concerning the use and disclosure of confidential information and in accordance with the job responsibilities of the Danaher Personnel who is disclosing such information. 2.2. Exceptions. The prohibitions set forth in Section 2.1 do not apply to: • exercises or vestings of stock options or other equity awards under any Danaher equity compensation plan or the surrender of shares to the Company in payment of the exercise price or in satisfaction of any tax withholding obligations, in each case in a manner permitted by the applicable plan and award agreement (provided, however, that the securities so acquired may not be sold while the person is aware of Material Non-Public Information or (in the case of Blackout Personnel) during a blackout period); • acquisitions into the Danaher securities fund under the Company’s 401(k) plan which are made pursuant to standing instructions not entered into or modified while the Danaher Personnel is aware of Material Non-Public Information or (with respect to Blackout Personnel) during a blackout period; • transactions made pursuant to a written plan, specific instruction or binding contract that satisfies (i) the applicable affirmative defense conditions of Rule 10b5-1(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or for which the affirmative defense is available under Rule 10b5-1(c) because such plan was adopted prior to February 27, 2023, met the affirmative defense conditions in effect at the time of adoption, and was not modified or changed on or after February 27, 2023 and (ii) Danaher’s Policy Regarding 10b5-1 Trading Plans; change in the company’s credit rating, or (16) a significant disruption in the company's operations or loss, potential loss, breach or unauthorized access of its property or assets, including its facilities and information technology infrastructure.

Danaher Corporation Insider Trading Policy 3 • bona fide gifts by Danaher Personnel to another person or entity if such person or entity is subject to this Policy as a result of being within the definition of Danaher Personnel; • purchases of securities from Danaher or sales of securities to Danaher (provided, however, that if the transaction involves the exercise of stock options or other equity awards, the transaction must be permitted by the first bullet above); and • other transactions to the extent authorized in advance by Danaher’s General Counsel. 2.3 No Derivative or Other Hedging Transactions With Respect to Danaher Securities. All Danaher Personnel are prohibited from engaging at any time in: • short sales of Danaher common stock (i.e., selling more Danaher shares than one owns, a technique used to speculate on a decline in stock price); • transactions in any derivative of a Danaher security, including, but not limited to, buying or selling puts, calls or other options (except for instruments granted under a Danaher equity compensation plan); or • any other forms of hedging transactions with respect to Danaher securities. 3. ADDITIONAL REQUIREMENTS APPLICABLE TO CERTAIN DIRECTORS, OFFICERS AND EMPLOYEES 3.1 Persons Subject to Preclearance. The pre-clearance requirements set forth in Section 3.2 apply at all times to (i) all directors and officers of Danaher Corporation, (ii) all employees with a dedicated office at Danaher's corporate headquarters, and (iii) any other associates notified from time to time by the Corporate Secretary, and in each of case (i) to (iii), all Immediate Family Members and all Controlled Entities of such persons (collectively, “Preclearance Personnel”). 3.2 Preclearance Requirements. No Preclearance Personnel may transact in securities of the Company unless such person preclears the transaction with the Corporate Secretary (or in the case of transactions by the Corporate Secretary, preclears the transaction with Danaher Corporation’s Chief Financial Officer or General Counsel) (provided, however, that Preclearance Personnel other than Section 16 Insiders (as defined below) are not required to preclear transactions permitted under Section 2.2). A request for preclearance must be made through the trading preclearance app located on the Danaher intranet. The Corporate Secretary shall have sole discretion to decide whether to clear any contemplated transaction. All trades that are pre- cleared must be effected within five business days following receipt of the preclearance (unless a specific exception has been granted by the Corporate Secretary). A precleared transaction (or any portion of a precleared transaction) that has not been effected during such period must be precleared again prior to execution. Notwithstanding receipt of preclearance, if the person who received the preclearance becomes aware of Material Non-Public Information or becomes subject to a blackout period before the transaction is effected, the transaction may not be completed. The fact that a particular intended transaction has been denied preclearance should be treated as Material Non-Public Information. 3.3. Persons Subject to Regular Blackout Periods. The provisions of Section 3.4 apply to (i) all Preclearance Personnel, (ii) all associates classified in a career band of E2 or higher, (iii) all associates classified in a career band of E1 and any one of the following job categories: Business Unit/General Management; OpCo President; Legal Multifunction; Accounting; Finance & Accounting Multifunction; Internal Audit; or Tax, (iv) any other associates notified from time to time by the Corporate Secretary, and (v) all respective Immediate Family Members and

Danaher Corporation Insider Trading Policy 4 Controlled Entities of any person identified in (i) to (iv) above (collectively, the “Blackout Personnel”). 3.4 Regular Blackout Periods. Except as provided in Section 2.2 or as approved in advance by Danaher’s Chief Financial Officer or General Counsel, no Blackout Personnel may purchase, sell or gift any securities of the Company during the period beginning on the first day of the last calendar month of any Danaher fiscal quarter and ending upon the completion of the first full trading day after the public announcement of earnings for such quarter (a “regular blackout period”). 3.5 Special Blackout Periods. The Company may from time to time notify the Blackout Personnel and/or other specified employees that an additional blackout period (a “special blackout period”) is in effect in view of significant events or developments involving the Company. In such event, except as provided in Section 2.2 or as approved in advance by Danaher’s Chief Financial Officer or General Counsel, no such individual may purchase, sell or gift any securities of the Company during such special blackout period or inform anyone else that a special blackout period is in effect. (In this Policy, regular blackout periods and special blackout periods are each referred to as a “blackout period.”) 3.4 Regulation BTR Blackout Period. If Danaher is required to impose a “pension fund blackout period” under Regulation BTR under the Sarbanes-Oxley Act, no Danaher director or executive officer shall, directly or indirectly sell, purchase or otherwise transfer during such blackout period any Danaher equity securities acquired in connection with service as a director or officer of Danaher, except as permitted by Regulation BTR. 4. RULE 144 AND SECTION 16 REQUIREMENTS APPLICABLE TO INSIDERS The U.S. securities laws impose additional requirements on certain transactions by corporate “insiders.” 4.1 General Overview of Section 16. Section 16 of the Exchange Act (“Section 16”) applies to every person who is the beneficial owner of more than 10% of the outstanding common stock of Danaher and to each director and executive officer of Danaher (collectively, "Section 16 Insiders”). The following is a brief summary of Section 16: • Section 16(a) requires insiders to electronically file public reports of their transactions involving Danaher equity securities. You should assume that any instrument that derives its value from an equity security of Danaher could be considered an equity security under Section 16. • Section 16(b) provides that any profit realized by a Section 16 Insider from any “short- swing” transactions (i.e., any purchase and sale, or sale and purchase, of any Danaher equity security within less than six months) is recoverable by Danaher. • Section 16(c) prohibits short sales by Section 16 Insiders of equity securities of Danaher. • Section 16(a) requires an insider, upon becoming a Section 16 Insider, to file with the SEC an initial report on Form 3 disclosing such Section 16 Insider’s beneficial ownership of all equity securities of Danaher. To keep this information current, Section 16(a) also requires Section 16 Insiders to report all subsequent transactions involving Danaher equity securities on Form 4 before the end of the second business day following the day on which the subject transaction has been executed.3 3 Certain, limited transactions (such as acquisitions by gift, but not dispositions by gift) are eligible for reporting on a deferred, year-end basis on Form 5. In addition, certain employee benefit plan transactions involving discretionary transactions where the reporting person does not select the date of execution, are not required to be reported until the

Danaher Corporation Insider Trading Policy 5 • Any late or delinquent Section 16 filings are required to be reported in Danaher’s proxy statement in a separate captioned section, naming the name of the person who was delinquent. In addition, the SEC has been granted broad authority under the Exchange Act to seek “any equitable relief that may be appropriate or necessary for the benefit of investors” for violations of any provisions of the securities laws, and any failure to comply with the requirements of Section 16 may result in SEC enforcement action against the person who fails to comply. 4.2 Section 16 Notification and Certification Procedures. In order to support timely reporting and disclosure of transactions, in addition to the preclearance requirements referenced in Section 3.2, Section 16 Insiders must also notify the Corporate Secretary immediately following execution of any transaction in Danaher securities (other than an exercise of stock options and related, simultaneous sale of the underlying shares). In addition, as part of the D&O Questionnaires completed annually by each Section 16 Insider, all Section 16 Insiders are required to certify that they have complied with Section 16 and have made all required Section 16 filings. 4.3 Applicability of Section 16 Following Termination. Under certain circumstances, transactions after a Section 16 Insider ceases to be a director or employee of Danaher may also be subject to and reportable under Section 16. Generally, if after ceasing to be a director or employee of Danaher, the Section 16 Insider engages in a non-exempt transaction involving Danaher equity securities which occurs within a period of less than six months of a non-exempt, opposite-way transaction, the transaction would be subject to Section 16 and would need to be reported. Please contact the Corporate Secretary upon termination of Section 16 Insider status for further guidance on compliance with Section 16 requirements. 4.4 Form 144. Sales by “affiliates” (including directors, executive officers, and 10% or greater stockholders) are subject to Rule 144 requirements under the Securities Act of 1933, including volume limitations, holding periods, “manner of sale” conditions, and reporting with the SEC. The legal obligation to file these reports and comply with the related rules rests on the individual “affiliate”. Brokers or financial advisors generally will assist such persons in the preparation and electronic filing of a Form 144 with the SEC. 5. REPORTING VIOLATIONS; PENALTIES FOR VIOLATION 5.1 Reporting Violations. Anyone who is subject to this Policy and who violates this Policy or any applicable laws referenced herein, or becomes aware of any violation of this Policy or of the applicable laws referenced herein, must report the violations immediately to the Corporate Secretary. 5.2 Penalties for Violations. Violation of any provision of this Policy is grounds for disciplinary action by the Company, up to and including termination of employment. 6. GENERAL INFORMATION 6.1 Questions. Please direct all inquiries regarding any provisions or procedures of this Policy or the requirements of applicable laws to the Danaher Corporation Corporate Secretary. second business day following the date the reporting person is notified of the transaction, as long as such notice is delivered not later than the third business day after the trade date.

Danaher Corporation Insider Trading Policy 6 6.2 Assistance. The Company will provide reasonable assistance to all directors and executive officers, as requested, in connection with the filing of Forms 3, 4 and 5 under Section 16 of the Exchange Act. However, the ultimate responsibility, and liability, for timely filing remains with each director and executive officer, and each director and executive officer is responsible for ensuring transactions do not give rise to “short swing profit” liability under Section 16. 6.3 Limitation on Liability. None of the Company, the General Counsel, the Corporate Secretary or any of the Company’s other employees will have any liability for any delay in reviewing, or refusal of, a request for preclearance submitted pursuant to Section 3.2 or for any other action related to this Policy. Notwithstanding any preclearance of a transaction pursuant to Section 3.2 or notice of a transaction pursuant to Section 4.2, none of the Company, the General Counsel, the Corporate Secretary or the Company’s other employees assumes any liability for the legality or consequences of such transaction to the person engaging in or adopting such transaction